                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A


                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  June 11, 1998
                                                 --------------

                                LHS GROUP INC.
              ---------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                     0-22409                   58-2224883
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)        (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

6 Concourse Parkway, Suite 2700, Atlanta, Georgia      30328
--------------------------------------------------  -----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

Registrant's telephone number, including area code  (770)280-3000
                                                   --------------

ITEM 2.  ACQUISITION OF ASSETS
         ---------------------

  On June 11, 1998, LHS Group Inc. ("LHS")acquired all of the outstanding common stock (thereby acquiring control of all assets) of InfoCellular, Inc. ("InfoCellular"), a Massachusetts corporation, pursuant to an Agreement and Plan of Merger dated June 11, 1998 ("Merger Agreement"), among LHS, InfoCellular, and William Santo, Peter Graffman and Mitchell Wondolowski as Principal Stockholders of InfoCellular (acting on their own behalf and on behalf of all other InfoCellular stockholders).

  As consideration for the Shares, LHS issued to the Principal Stockholders and one other stockholder, Venture Capital Fund of New England III, LP ("VCFNE"), a total of 117,885 shares of LHS' $.01 par value Common Stock ("LHS Stock"), and paid a total of $1,326,693.30 in cash to VCFNE and all other InfoCellular stockholders. The total amount of consideration was calculated on the basis of an agreed purchase price of $9,500,000, which was adjusted prior to closing to reflect the amount by which certain liabilities exceeded certain assets of InfoCellular. The amount of LHS Stock paid as consideration for the Shares was valued by dividing the adjusted purchase price of $8,484.389 by the average of the closing prices per share for shares of LHS Stock over a ten (10) day period ending on June 4, 1998 ("Average Price"). The cash consideration represents the value of the InfoCellular shares which were exchanged for cash consideration calculated on the basis of the Average Price. LHS used working capital to fund the cash consideration paid in connection with the acquisition.

  InfoCellular is engaged in the business of providing point of sale and customer acquisition software and related services to telecommunication service providers. LHS intends to continue to use InfoCellular's business assets in substantially the manner previously used by InfoCellular. InfoCellular is now a wholly-owned subsidiary of LHS.

  LHS intends to account for the acquisition as a purchase and will include the results of InfoCellular's operations in its consolidated financial statements as of June 11, 1998. LHS expects a one-time write off in the quarter ended June 30, 1998, related to purchased research and development acquired and transaction costs incurred in connection with the acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

  (a) Financial statements of InfoCellular will be provided by amendment within sixty (60) days of the filing of the initial report in this Form 8-K.

  (b) Pro forma financial information will be provided by amendment within sixty
(60) days of the filing of the initial report in this Form 8-K.

  (c) Exhibits:  See Exhibit Index.

Item 7(b). Pro Forma Financial Statements

The following unaudited pro forma condensed consolidated financial statements of LHS Group Inc. (LHS) and Infocellular, Inc. (Infocellular) are derived from, and should be read in conjunction with audited financial statements of Infocellular filed herein and the audited financial statements of LHS as previously filed on Form 10-K and unaudited interim financial statements of LHS as previously filed on Form 10-Q with the Securities and Exchange Commission. The pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

The pro forma balance sheet reflects adjustments as if the acquisition had been consummated on that date, March 31, 1998.

The pro forma statements of operations reflects adjustments as if the acquisition had been consummated at the beginning of the period presented.

BALANCE SHEET

(a) To reflect the acquisition by merger of all the outstanding common stock of Infocellular and the allocation of the purchase price on the basis of the estimated fair values of the net assets acquired assuming a March 31, 1998 purchase date. The components of the purchase price and its preliminary allocation to the assets and liabilities are as follows:

          Components of purchase price:
               Cash                                                           $ 1,696,000
               Stock (117,885 shares)                                           7,024,000
               Other costs of acquisition                                         150,000
                                                                              -----------
          Total purchase price                                                $ 8,870,000
                                                                              ===========

          Preliminary allocation of purchase price:
               Purchased in-process computer software technology              $ 8,200,000
               Fully developed computer software technology                       500,000
               Current assets                                                     758,000
               Furniture and fixtures                                             745,000
               Other assets                                                       598,000
               Current liabilities                                             (3,289,000)
               Long-term obligations                                             (104,000)
               Goodwill                                                         1,462,000
                                                                              -----------
          Total purchase price                                                $ 8,870,000
                                                                              ===========


The actual purchase price paid at closing, June 11, 1998, was $8.5 million resulting in goodwill of $1.5 million.

STATEMENTS OF OPERATIONS:

(b) To expense the cost of purchased in-process computer software technology in accordance with generally accepted accounting principles.
(c) To record the amortization of capitalized developed computer software technology, goodwill and other minor intangible assets.


No income tax benefit was recognized on the write-off of the purchased in process computer software technology because the merger was structured as tax free to the selling shareholders and the write-off of this asset and the amortization of the other intangibles will not be deductible for federal income tax purposes.

                                LHS Group Inc.

                Pro Forma Consolidated Statement of Operations

                     For the Year Ended December 31, 1997

                     (in thousands, except per share data)

                                  (Unaudited)

                                                            Historical
                                               ------------------------------------
                                                                                                    Pro
                                                                                                   Forma             LHS Group Inc.
                                               LHS Group Inc.      Infocellular Inc.             Adjustments            Pro Forma
                                               ---------------   -------------------        -------------------    -----------------
Revenues:
   License                                     $       38,439    $             2,909                               $         41,348
   Service                                             66,972                  2,041                                         69,013
                                               ---------------   --------------------                              -----------------
Total                                                 105,411                  4,950                                        110,361

Cost of services                                       47,325                  3,241                                         50,566
                                               ---------------   --------------------                              -----------------

Gross margin                                           58,086                  1,709                                         59,795

Operating expenses:
   Sales and marketing                                  8,454                    844                                          9,298
   Research and development                            19,682                  1,185                                         20,867
   General and administrative                          13,510                  2,078                                         15,588
   Amortization                                                                             $             724  c)               724
   Purchased in-process computer
      software technology                                                                               8,200  b)             8,200
                                               ---------------   --------------------       -------------------    -----------------

                                                       41,646                  4,107                    8,924                54,677
                                               ---------------   --------------------       -------------------    -----------------
Earnings (loss) before interest and taxes              16,440                 (2,398)                  (8,924)                5,118

Interest expense (income), net                         (2,238)                    50                                         (2,188)
                                               ---------------   --------------------       ------------------     -----------------
Earnings (loss) before income taxes                    18,678                 (2,448)                  (8,924)                7,306

Income taxes                                            7,470                    (87)                                         7,383
                                               ---------------   --------------------       ------------------     -----------------
Net earnings (loss)                            $       11,208    $            (2,361)       $          (8,924)     $            (77)
                                               ===============   ====================       ==================     =================


 Earnings (loss) Per Share (1):
    Basic                                      $         0.26                                                      $          (0.00)
                                               ===============                                                     =================
    Diluted                                    $         0.23                                                      $          (0.00)
                                               ===============                                                     =================


Weighted average number of common shares
used in calculating earnings (loss)
per share of common stock (1):
   Basic                                               42,906                                                                43,024
                                               ===============                                                     =================

   Diluted                                             49,164                                                                43,024
                                               ===============                                                     =================



See accompanying pro forma adjustments.

(1) The historical results of LHS Group Inc. have been retroactively adjusted for the 2 for 1 stock split that was effective on May 28, 1998. Pro forma diluted earnings (loss) per share excludes the effect of outstanding stock options because the effect is antidilutive.

                                LHS Group Inc.

                Pro Forma Consolidated Statement of Operations

                     For the Quarter Ended March 31, 1998
                     (in thousands, except per share data)

                                  (Unaudited)

                                                             Historical
                                              ---------------------------------------

                                                                                                       Pro
                                                                                                      Forma         LHS Group Inc.
                                                 LHS Group Inc.      Infocellular Inc.             Adjustments        Pro Forma
                                              -------------------   -------------------        -----------------    ----------------
Revenues:
   License                                    $           14,815    $              164                                $      14,979
   Service                                                18,350                   734                                       19,084
                                              -------------------   -------------------                             ----------------
Total                                                     33,165                   898                                       34,063

Cost of services                                          12,886                 1,251                                       14,137
                                              -------------------   -------------------                             ----------------

Gross margin                                              20,279                  (353)                                      19,926

Operating expenses:
   Sales and marketing                                     2,481                    96                                        2,577
   Research and development                                7,752                   328                                        8,080
   General and administrative                              3,529                   854                                        4,383
   Purchased in-process computer software
    technology                                                                                 $          8,200  b)           8,200
   Amortization                                                                                             181  c)             181
                                              -------------------   -------------------        ----------------     ----------------
                                                          13,762                 1,278                    8,381              23,421
                                              -------------------   -------------------        ----------------     ----------------


Earnings (loss) before interest and taxes                  6,517                (1,631)                  (8,381)             (3,495)


Interest expense (income), net                              (920)                   20                                         (900)
                                              -------------------   -------------------        -----------------    ----------------

Earnings (loss) before income taxes                        7,437                (1,651)                  (8,381)             (2,595)

Income taxes                                               2,974                   (45)                                       2,929
                                              -------------------   -------------------        -----------------    ----------------

Net earnings (loss)                           $            4,463    $           (1,607)        $         (8,381)    $        (5,524)
                                              ===================   ===================        =================    ================


Earnings (loss) Per Share (1):
   Basic                                      $             0.17                                                    $         (0.11)
                                              ===================                                                   ================


   Diluted                                    $             0.08                                                    $         (0.11)
                                              ===================                                                   ================

Weighted average number of common shares
used in calculating earnings (loss) per
share of common stock (1):
   Basic                                                  50,992                                                             51,110
                                              ===================                                                   ================

   Diluted                                                53,782                                                             51,110
                                              ===================                                                   ================


See accompanying pro forma adjustments.

(1) The historical results of LHS Group Inc. have been retroactively adjusted for the 2 for 1 stock split that was effective on May 28, 1998.
      Pro forma diluted earnings (loss) per share excludes the effect of outstanding stock options because the effect is antidilutive.

                                LHS Group Inc.

                Pro Forma Condensed Consolidated Balance Sheet

                                March 31, 1998
                                  (Unaudited)

                                                                 Historical
                                                      ----------------------------------
                                                                                            Pro Forma     LHS Group Inc.
                                                      LHS Group Inc.    Infocellular Inc.  Adjustments      Pro Forma
                                                      ---------------------------------------------------------------------
ASSETS
   Cash and cash equivalents                          $ 21,643          $    13            $(1,696)  a)   $ 19,960
   Short Term Investments                               52,760                -                             52,760
   Trade accounts receivable, net                       30,985              671                             31,656
   Unbilled receivables                                 15,549                -                             15,549
   Prepaid expenses                                      2,715               74                              2,789
                                                      --------          -------          ---------        --------
                Total current assets                   123,652              758             (1,696)        122,714


   Property, plant & equipment, net                      8,773              745                              9,518
   Purchased developed computer software                                                       500   a)        500
   Cost of in-process computer software technology                                           8,200   a)          -
                                                                                            (8,200)  a)

   Deferred taxes                                        1,083                -                              1,083
   Goodwill                                                                                  1,462   a)      1,462
   Other                                                 9,033               98                500   a)      9,631
                                                      --------          -------          ---------        --------

Total Assets                                          $142,541          $ 1,601            $   766        $144,908
                                                      ========          =======          =========        ========

LIABILITIES
   Notes payable to bank                                                $   500                           $    500
   Current maturities of long-term debt                                     729                                729
   Accounts payable and accrued expenses              $ 35,002            2,042            $   150   a)     37,194
   Deferred revenues                                     6,326               18                              6,344
                                                      --------          -------          ---------        --------
                Total current liabilities               41,328            3,289                150          44,767


   Long-term obligations                                   706              324               (220)  a)        810

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock                                            258               24                (24)  a)        259
                                                                                                 1   a)

   Additional paid-in capital                           82,490            1,031             (1,031)  a)     89,513
                                                                                             7,023   a)

   Retained earnings (deficit)                          21,970           (3,031)             3,031   a)     13,770
                                                                                            (8,200)  a)

   Treasury stock                                                           (36)                36   a)          -

   Accumulated translation adjustment                   (4,211)                                             (4,211)
                                                      --------          -------          ---------        --------
                                                       100,507           (2,012)               836          99,331

 Total Liabilities and Stockholders' Equity (deficit)  $142,541          $ 1,601         $     766        $144,908
                                                       ========          =======         =========        ========

      See accompanying pro forma adjustments.

ITEM 7(c)

                              INFOCELLULAR, INC.
                             FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997

                              INFOCELLULAR, INC.

                               TABLE OF CONTENTS

                                                                 Page No.
                                                                 --------
INDEPENDENT AUDITORS' REPORT                                          1

FINANCIAL STATEMENTS

     Balance Sheets                                               2 - 3

     Statements of Operations and Retained Earnings
      (Accumulated Deficit)                                           4

     Statements of Cash Flows                                         5

     Notes to Financial Statements                               6 - 15

SUPPLEMENTARY INFORMATION

     Schedule I - Operating Expenses                                 16

                    [LETTERHEAD OF PARESKY FLITT & COMPANY]


                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
InfoCellular, Inc.
Marlborough, Massachusetts

We have audited the accompanying balance sheets of InfoCellular, Inc. as of March 31, 1998 and 1997, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InfoCellular, Inc. as of March 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on Page 16 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company's significant operating loss and capital deficiency raise substantial doubt about its ability to continue as a going concern at March 31, 1998. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paresky Flitt & Company
PARESKY FLITT & COMPANY

May 15, 1998

INFOCELLULAR, INC.
BALANCE SHEETS
MARCH 31, 1998 AND 1997

                                                 1998                 1997
                                             ------------         -----------
ASSETS
CURRENT ASSETS
     Cash  (Note 1)                          $     12,519         $    12,368
     Accounts receivable - net of allowance
      for doubtful accounts of $0 and
      $5,144 for 1998 and 1997,
      respectively (Note 7)                       771,478           1,646,444
     Prepaid expenses                              63,569              49,013
     Deferred tax asset (Note 6)                      ---              13,200
     Due from officers (Note 5)                    10,100              10,100
                                             ------------         -----------

          TOTAL CURRENT ASSETS                    857,666           1,731,125
                                             ------------         -----------


PROPERTY AND EQUIPMENT (Notes 1 and 4)
     Computer equipment                           737,140             562,139
     Office furniture and equipment               341,236             121,543
     Motor vehicle                                 18,148              18,148
     Leasehold improvements                        30,308              17,238
                                             ------------         -----------

                                                1,126,832             719,068

     Accumulated depreciation                     381,649             223,267
                                             ------------         -----------

          NET PROPERTY AND EQUIPMENT              745,183             495,801
                                             ------------         -----------


OTHER ASSETS
     Note receivable-officer (Notes 5 and 8)       56,505              53,105
     Deposits                                      41,194              11,178
     Organization costs (Notes 1 and 2)               556               1,891
                                             ------------         -----------

          TOTAL OTHER ASSETS                       98,255              66,174
                                             ------------         -----------


TOTAL ASSETS                                 $  1,701,104         $ 2,293,100
                                             ============         ===========



See accompanying notes and independent auditors' report.

INFOCELLULAR, INC.
BALANCE SHEETS
MARCH 31, 1998 AND 1997

                                              1998                  1997
                                           ----------            ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)

CUTTENT LIABILITIES
 Note payable - bank (Note 3)              $  500,000            $  285,000
 Current maturities of long-term
  debt (Note 4)                               728,871                33,644
 Accounts payable                             401,242               331,349
 Accrued expenses                           1,290,634               328,664
 Unearned revenue (Note 1)                     17,869                69,007
 Deferred tax liability (Note 6)                   --               155,800
                                           ----------            ----------

       TOTAL CURRENT LIABILITIES            2,938,616             1,203,646
                                           ----------            ----------
LONG-TERM LIABILITIES
 Long-term debt (Note 4)                      125,595                14,918
 Dividends payable (Note 8)                   198,363                94,479
                                           ----------            ----------

       TOTAL LONG-TERM LIABILITIES            323,958               109,397
                                           ----------            ----------

TOTAL LIABILITIES                           3,626,574             1,312,861
                                           ----------            ----------

STOCKHOLDERS' EQUITY (DEFICIT)
 Preferred stock - $.01 par value,
  364 shares authorized, issued and
  outstanding (274 in 1997) (Note 8)                4                     3
 Common stock - no par value, 200,000
  shares authorized, 1,023 shares
  issued, 993 outstanding (1,000 and 970
   in 1997) (Notes 5, 8 and 9)                 24,825                10,100
 Additional paid-in capital (Note 8)        1,031,126               447,011
 Retained earnings (accumulated
  deficit)                                 (2,580,997)              559,553
                                           ----------            ----------
                                           (1,525,042)            1,016,667
 Treasury stock - 30 shares
  at cost (Note 5)                         (   36,428)           (   36,428)
                                           ----------            ----------
       TOTAL STOCKHOLDERS' EQUITY
        (DEFICIT)                          (1,561,470)              980,239
                                           ----------            ----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY (DEFICIT)            $1,701,104            $2,293,100
                                           ==========            ==========

See accompanying notes and independent auditors' report.

INFOCELLULAR, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT) FOR THE YEARS ENDED MARCH 31, 1998 AND 1997

                                                                  1998           %          1997          %
                                                            --------------     -----  -------------     -----
REVENUE (Notes 1 and 7)                                     $   4,279,115      100.0  $   5,694,915     100.0
                                                            -------------      -----  -------------     -----

COST OF GOODS SOLD
   Salaries                                                     2,636,060       61.6      1,972,922      34.6
   Subcontracting                                                 283,007        6.6        749,397      13.2
   Payroll taxes                                                  222,715        5.2        182,822       3.3
   Purchases                                                      178,185        4.2        196,256       3.4
   Group insurance                                                140,490        3.3        104,989       1.8
                                                            -------------      -----  -------------     -----

   TOTAL COST OF GOODS SOLD                                     3,460,457       80.9      3,206,386      56.3
                                                            -------------      -----  -------------     -----

GROSS PROFIT                                                      818,658       19.1      2,488,529      43.7

OPERATING EXPENSES (Notes 5 and 10)                             3,895,634       91.0      1,990,245      34.9
                                                            -------------      -----  -------------     -----

OPERATING INCOME (LOSS)                                       ( 3,076,976)     (71.9)       498,284       8.8
                                                            -------------      -----  -------------     -----

OTHER INCOME (EXPENSE)
   Interest income                                                  3,441         .1          3,590        .1
   Interest expense                                           (    66,514)     ( 1.6)   (    36,605)    (  .7)
   Loss on disposal of
     fixed assets                                             (    39,217)     (  .9)           ---       ---
                                                            -------------      -----  -------------     -----

     TOTAL OTHER INCOME
      (EXPENSE)                                               (   102,290)     ( 2.4)   (    33,015)    (  .6)
                                                            -------------      -----  -------------     -----

INCOME (LOSS) BEFORE INCOME TAXES                             ( 3,179,266)     (74.3)       465,269       8.2

INCOME TAXES (Note 6)                                         (   142,600)     ( 3.3)        62,100       1.1
                                                            -------------      -----  -------------     -----

NET INCOME (LOSS)                                             ( 3,036,666)     (71.0)       403,169       7.1
                                                                               =====                    =====

DIVIDENDS (Notes 8)                                               103,884                    37,525

RETAINED EARNINGS - BEGINNING                                     559,553                   193,909
                                                            -------------             -------------

RETAINED EARNINGS (ACCUMULATED
 DEFICIT) - ENDING                                          $ ( 2,580,997)            $     559,553
                                                            =============             =============

See accompanying notes and independent auditors' report.

INFOCELLULAR, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 1998 AND 1997

                                                     1998               1997
                                                --------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                               $ (3,036,666)      $   403,169
 Adjustments to reconcile net income (loss)
  to net cash provided by (used for)
  operating activities:
   Bad debts                                       (    5,144)            5,144
   Depreciation                                       190,116           110,552
   Loss on disposal of fixed assets                    39,217               ---
   Amortization                                         1,335             1,336
   Deferred income taxes                           (  142,600)           62,100
 Changes in assets and liabilities:
  Accounts receivable                                 874,966       ( 1,104,078)
  Costs and estimated earnings
   on uncompleted contracts                               ---           334,381
  Prepaid expenses                                 (   14,556)            2,477
  Refundable corporate taxes                              ---             3,856
  Deposits                                         (   30,016)              ---
  Accounts payable                                     69,893           219,321
  Accrued expenses                                    961,970           152,413
  Unearned revenue                                 (   51,138)           47,219
                                                -------------       -----------
NET CASH PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES                           (  1,142,623)          237,890
                                                -------------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment          (    267,871)      (   230,475)
  Proceeds from sale of equipment                      19,300               ---
                                                -------------       -----------

NET CASH USED FOR INVESTING ACTIVITIES           (    248,571)      (   230,475)
                                                -------------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Note payable - bank                                 215,000       (     5,000)
  Proceeds from long-term debt                        650,000            21,000
  Payments of long-term debt                     (     69,095)      (    43,064)
  Note receivable - officers                     (      3,400)      (     3,400)
  Proceeds from issuance of common stock               14,725               ---
  Proceeds from issuance of preferred stock           584,115               ---
                                                -------------       -----------

NET CASH PROVIDED BY (USED FOR) FINANCING
  ACTIVITIES                                        1,391,345       (    30,464)
                                                -------------       -----------

TOTAL CHANGE IN CASH                                      151       (    23,049)

CASH AT BEGINNING OF PERIOD                            12,368            35,417
                                                -------------       -----------

CASH AT END OF PERIOD                            $     12,519       $    12,368
                                                =============       ===========

See accompanying notes and independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of InfoCellular, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Business Activity
----------------------------------

InfoCellular, Inc., located in Marlborough, Massachusetts, is engaged in the design and implementation of software for telecommunication carriers located throughout the world.

Revenue Recognition
-------------------

Product revenue is recognized when the product is shipped to the customer. Maintenance and extended support revenue is recognized in the period rendered. Unearned revenue consists of revenues billed in advance for software and services not yet delivered.

Revenues from fixed-price contracts are recognized using the percentage-of-completion method. Contract costs consist of direct labor and other direct costs. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Cash and Cash Equivalents
-------------------------

The Company places its cash with high credit quality financial institutions. At times, such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits.

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Property and Equipment
----------------------

Property and equipment are recorded at cost and depreciated using straight-line rates over the following estimated useful lives:

                                                       Years
                                                       -----
               Computer equipment                      2 - 5
               Office furniture and equipment            7
               Motor vehicle                             5
               Leasehold improvements                    5

Expenditures for betterments and major renewals are capitalized while those for maintenance, repairs and minor renewals are charged to operations as incurred.

Organization Costs
------------------

Legal and accounting costs incurred to incorporate and structure the Company have been capitalized and are amortized using straight-line rates over a five year period.

Research and Development Costs
------------------------------

The Company classifies the costs of planning, designing, and establishing the technological feasibility of a computer software product as research and development costs and charges those costs to expense when incurred. Costs incurred for documentation, training materials and for packaging the product for distribution are expensed and charged to cost of sales when revenue is recognized. Costs of maintenance and customer support are charged to expense when costs are incurred. Software development costs eligible for capitalization are insignificant and are expensed as incurred.

Reclassifications
-----------------

Certain items in the March 31, 1997 financial statements have been reclassified to conform with the current year presentation.


See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MACH 31, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTES 2 - ORGANIZATION COSTS

Organization costs consist of the following at March 31, 1998 and 1997:

                                             1998           1997
                                           -------        -------
          Organizational costs             $ 6,676        $ 6,676
          Accumulated amortization           6,120          4,785
                                           -------        -------

                                           $   556        $ 1,891
                                           =======        =======

NOTE 3 - NOTE PAYABLE - BANK

At March 31, 1998, InfoCellular had obtained a $500,000 line of credit with Middlesex Savings Bank. Interest is charged at the bank's prime lending rate plus 1.5% (10.0% and 9.75% at March 31, 1998 and 1997, respectively) and borrowings are secured by all the assets of the Company. The line is also personally guaranteed by one of the Company's stockholders. At March 31, 1998 and 1997 outstanding borrowings totaled $500,000 and $285,000, respectively.

See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997


NOTE 4 - LONG-TERM DEBT

At March 31, 1998 and 1997, long-term debt consists of the following:

                                                       1998           1997
                                                      ------        --------
Notes payable to the Venture Capital
Fund of New England III, L.P., bearing
interest at 10%, due on demand.                       $650,000      $    ---

Note payable in monthly installments
of $7,366 plus interest at 11%, secured
by furniture and maturing in September,
2000.                                                  192,374           ---

Note payable in monthly installments
of $678 plus interest at 10%, secured
by equipment and maturing in September, 1999.           11,314        17,928

Note payable in monthly installments
of $778 plus interest at 9%, secured
by telephone equipment and maturing in
April, 1998.                                               778        10,111

Note payable in monthly installments
of $1,389 plus interest at 10%, secured
by all business assets and maturing in
May, 1998.                                                 ---        19,444

Note payable in monthly installments
of $364 including interest at 7.75%,
secured by a motor vehicle and maturing
in May, 1997.                                              ---         1,079
                                                       -------        ------

                                                       854,466        48,562

Less current maturities                                728,871        33,644
                                                       -------        ------

                                                      $125,595      $ 14,918
                                                      ========      ========

Approximate future maturities of long-term debt are as follows:

                                    1998              $728,871
                                    2000                82,864
                                    2001                42,731

See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997


NOTES 5 - RELATED PARTY TRANSACTIONS

During the year ended March 31, 1995 a consulting agreement was entered into with an affiliated company. This agreement was for a three year period ending in September of 1997. For the years ended March 31, 1998 and 1997, InfoCellular paid its affiliate $38,000 and $55,000, respectively.

The note receivable from an officer at March 31, 1998 and 1997 is for the purchase of 40 shares of common stock. These shares were re-issued from the treasury in the year ended March 31, 1995. The note bears interest at 7% and requires no principal payments until maturity in August 1999. Interest income from this note for the years ended March 31, 1998 and 1997 was $3,400 per year.

The balance in due from officers of $10,100 at March 31, 1998 and 1997, represents net advances made to the officers. These amounts are interest-free and are expected to be repaid within the next year.

Some of the Company's corporate air travel is arranged through a corporation owned by one of the stockholders. Included in operating expenses at March 31, 1998 and 1997 was $12,364 and $8,139, respectively, of travel paid to this related party.

NOTE 6 - INCOME TAXES

The provision for (benefit from) income taxes at March 31, 1998 and 1997 consists of the following:

                                                  1998           1997
                                               ---------      ---------
          CURRENT:
               Federal                         $     ---      $     ---
               State                                 ---            ---
                                               ---------      ---------

                                                     ---            ---
                                               ---------      ---------
          DEFERRED:
               Federal                          (155,800)        69,300
               State                              13,200         (7,200)
                                               ---------      ---------

                                                (142,600)        62,100
                                               ---------      ---------

                                               $(142,600)     $  62,100
                                               =========      =========

See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997


NOTE 6 - INCOME TAXES (Cont.)

The net deferred tax assets and liabilities in the accompanying balance sheets include the following amounts.

                                        1998                     1997
                                      --------                 --------

                                   Federal   State          Federal   State
                                  --------- -------        --------- --------
Deferred tax liability            $     --- $   ---        $ 155,800 $    ---
                                  ========= =======        ========= ========

Deferred tax asset                $     --- $   ---        $     --- $ 13,200
                                  ========= =======        ========= ========

The tax effects of principal temporary differences are as follows:

                                             1998                          1997
                                           --------                      --------

                                    Federal        State            Federal       State
                                  -----------    ---------        -----------   ---------
Accounts receivable               $   262,300    $  73,300        $   555,100   $ 155,100
Prepaid expenses                       21,600        6,000             16,600       4,700
Accumulated
 depreciation                          46,000       12,900             38,000      10,600
Accounts payable                  (   136,400)   (  38,100)       (   112,700)  (  31,500)
Accrued expenses                  (   411,600)   ( 115,000)       (   111,700)  (  31,200)
Unearned revenue                  (     6,100)   (   1,700)       (    23,500)  (   6,600)
Net operating loss                (   919,200)   ( 248,200)       (   147,500)  (  33,200)
Research and
 development tax
 credits                          (    97,400)   ( 104,300)       (    58,500)  (  81,100)
                                  -----------    ---------        -----------   ---------

                                  ( 1,240,800)   ( 415,100)           155,800   (  13,200)
Valuation allowance                 1,240,800      415,100                ---         ---
                                  -----------    ---------        -----------   ---------

                                  $       ---    $     ---        $   155,800   $( 13,200)
                                  ===========    =========        ===========   =========

A valuation allowance was not provided for deferred tax assets at March 31, 1997 as all were expected to be realized in full.


See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997

NOTE 6 - INCOME TAXES (Cont.)

During the years ended March 31, 1998 and 1997, the Company incurred expenses of $686,590 and $859,978, respectively for research and development. At December 31, 1997, the date of the most recent tax return, the Company had federal research and development tax credit carryforwards of $89,394 which, if unused, will expire between 2009 - 2012. The carryforward for state tax purposes was $96,265. The estimated research and development tax credit for the first quarter of calender year 1998 is approximately $8,000 for federal tax and state tax purposes.

NOTE 7 - CONCENTRATION OF CREDIT RISK

For the year ended March 31, 1998 four customers accounted for sales of $2,679,077 or 63% of total revenues. For the year ended March 31, 1997, three customers accounted for sales of $2,907,919 or 51% of total revenues.

Accounts receivable potentially subject the Company to concentrations of credit risk. At March 31, 1998, three customers accounted for 64% of the balance. At March 31, 1997, four customers accounted for 81% of the balance.

NOTE 8 - STOCKHOLDERS' EQUITY

On September 23, 1994, the Company sold 274 shares of Series A Convertible Preferred Stock to The Venture Capital Fund of New England, III, L.P. (the purchaser) for $500,324. The Company incurred expenses of $53,310 directly related to the issuance and sale of the stock which were deducted from additional paid-in capital. During fiscal 1998, the Company sold 90 shares of Series B Convertible Preferred Stock to the purchaser for $600,055. Issuance expenses of $15,940 were deducted from additional paid-in capital.

The Company also entered into a stock option agreement with the purchaser whereby the purchaser has been granted the option to purchase 20 shares of common stock at a price per share of $1,214. The option is exercisable on September 23, 1998. The purchaser also holds a warrant to purchase 30 shares of common stock at a price per share of $670. The warrant expires August 20, 2002.

See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997


NOTE 8 - STOCKHOLDERS' EQUITY (Cont.)

During the year ended March 31, 1995, a stockholder of the Company sold seventy of his 330 shares back to the Company for $85,000. Forty of these shares were then purchased by the Company's majority stockholder for $48,572.

In accordance with the terms of the Series A and B Convertible Preferred Stock, the Corporation is accruing dividends at a respective rate of $137 and $1,333 per share. Dividends accrued for the years ended March 31, 1998 and 1997 were $103,884 and $37,525, respectively.

NOTE 9 - STOCK OPTION PLAN

During the year ended March 31, 1997, the Company adopted an incentive stock option plan (ISO). The plan provides that shares subject to options shall not exceed an aggregate of 138 shares of common stock. The ISO plan is established in accordance with Section 422 of the Internal Revenue Code. All full-time, salaried employees are eligible to be considered.

Employees must pay the fair market price of $640 per share for the stock or, in the case of an option granted to a ten percent or more stockholder, 110 percent of the fair market value per share, determined by the Board, on the date the option is granted. The plan shall terminate ten years from the effective date.

The stock activity for the ISO common shares during the year ended March 31, 1998 was as follows:

Shares exercisable at March 31, 1997                        96.64

Shares granted during the year                              77.36

Shares exercised during the year                           (23.00)

Shares forfeited during the year                           (23.00)
                                                           ------

Shares exercisable at March 31, 1998                       128.00
                                                           ======


See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997


NOTES 10 - COMMITMENTS

On May 1, 1995, the Company moved its corporate office to Wayland, Massachusetts and signed a four year operating lease which expires in April, 1999. However, on July 1, 1997 the Company left this location and moved to Marlborough, Massachusetts where it signed a five year lease with a base rent of $494,326 per year plus additional operating costs of at least $29,078 per year. Effective July 1, 1997, the Wayland office was leased by an unrelated third party. In order to effectuate this lease InfoCellular agreed to guarantee the rent obligation of $167,670 per year through April, 1999. Rent charged to operations was $420,634 and $144,383 for the years ended March 31, 1998 and 1997, respectively.

The Company leased equipment under a non-cancelable operating lease requiring fixed monthly payments of $239 through July, 1997. Rent expense under this lease was approximately $1,000 and $2,900 for the years ended March 31, 1998 and 1997.

Approximately future minimum lease payments on the Marlborough office site are as follows:

                    1999      $ 523,400
                    2000        523,400
                    2001        523,400
                    2002        523,400
                    2003        130,850

NOTE 11 - PROFIT SHARING PLAN

The Company maintains a 401(k) profit sharing plan which covers substantially all of its' employees. Participants are subject to a five year vesting schedule. The employer contributions are discretionary and determined annually by the Board of Directors. There were no contributions for the years ended March 31, 1998 and 1997.

See independent auditors' report.

INFOCELLULAR, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1998 AND 1997


NOTE 12 - SUPPLEMENTAL CASH FLOWS DISCLOSURES

During the years ended March 31, 1998 and 1997, cash paid for the items indicated was as follows:

                                   1998                1997
                                ----------          ----------
          Interest              $  27,890           $  36,605
                                ==========          ==========

          Income taxes          $     ---           $     ---
                                ==========          ==========

NOTE 13 - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $3,036,666 during the year ended March 31, 1998, and as of that date had a capital deficiency of $1,561,470. In addition, current liabilities exceed current assets by $2,080,950, in part due to back payroll taxes owed to federal and state governments totalling $1,040,000 including penalties and interest. These factors lead to substantial doubt about the ability of the Company to continue as a going concern. Management intends to sell the Company during fiscal 1999.

NOTE 14 - LITIGATION

In the normal course of business, the Company is involved in various lawsuits. Management is of the opinion that any liability or loss in excess of insurance coverage resulting from such litigation will not have a material adverse effect on the financial statements.

NOTE 15 - SUBSEQUENT EVENT

In April, 1998, the Company entered into a non-binding agreement to sell all of its' outstanding stock and options to LHS Group, Inc. in exchange for LHS stock. As a measure of good faith, LHS loaned the Company $1,500,000 in April, 1998 under a term-note agreement.

See independent auditors' report.

                           SUPPLEMENTARY INFORMATION

INFOCELLULAR, INC.
SCHEDULE I - OPERATING EXPENSES
FOR THE YEARS ENDED MARCH 31, 1998 AND 1997

                                  1998          %           1997         %
                              -----------     -----    -----------    ------
Salaries                      $ 1,668,824      39.0    $   792,565      13.9
Rent                              420,634       9.8        144,383       2.5
Penalties                         319,337       7.4             35       ---
Travel                            227,266       5.3        167,922       3.0
Depreciation and
 amortization                     186,310       4.3        111,888       2.0
Payroll taxes                     129,519       3.0         53,311        .9
Office supplies                   119,543       2.8        130,220       2.3
Trade shows                       117,849       2.7         58,016       1.0
Group insurance                   105,283       2.5         60,442       1.1
Telephone                          95,771       2.2         92,875       1.6
Seminars and conferences           84,944       2.0         25,156        .4
Recruiting                         66,711       1.6         19,501        .3
Advertising                        61,166       1.4         79,605       1.4
Utilities                          49,551       1.2         20,278        .4
Legal and accounting               40,811       1.0        101,238       1.8
Consulting                         39,704        .9         69,211       1.2
Motor vehicle expenses             29,607        .7          5,773        .1
Dues and subscriptions             26,671        .6         12,152        .2
Moving                             24,218        .6            ---       ---
Repairs and maintenance            23,705        .6          5,843        .1
Insurance                          21,876        .5         13,704        .2
Postage                            19,745        .5         17,805        .3
Miscellaneous                      16,589        .4          3,178        .1
Bad debts                             ---       ---          5,144        .1
                              -----------     -----    -----------     -----

                              $ 3,895,634      91.0    $ 1,990,245      34.9
                              ===========     =====    ===========     =====


See independent auditors' report.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                LHS GROUP INC.

                                By: /s/ Jerry W. Braxton
                                    --------------------
                                    Jerry W. Braxton
                                    Chief Financial Officer

Date:  July 20, 1998

                                 EXHIBIT INDEX


Exhibit                                                                    Page
Number                              Exhibit                               Number
-------                             -------                               ------

23.1                  Consent of Independent Auditors